     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 2001

                                                         REGISTRATION NO. 333-
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

    ASSOCIATED BANC-CORP                        WISCONSIN                             39-1098068
 (Exact Name of Registrant            (State or Other Jurisdiction of              (I.R.S. Employer
as Specified in its Charter)           Incorporation or Organization)            Identification Number)


                                                                                          BRIAN R. BODAGER
                         1200 HANSEN ROAD                                                 1200 HANSEN ROAD
                       GREEN BAY, WI 54304                                               GREEN BAY, WI 54304
                          (920) 491-7000                                                    (920) 491-7000
       (Address, Including Zip Code, and Telephone Number,                 (Name, Address, Including Zip Code, and Telephone
Including Area Code, of Registrant's Principal Executive Offices)         Number, Including Area Code, of Agent for Service)

                             ----------------------
                                    Copy to:

                               Lee Meyerson, Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017
                                 (212) 455-2000
                             ----------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans please check the following box. [ X ]

     If this form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                        Amount            Proposed Maximum           Proposed Maximum
      Title of Each Class of            to be              Offering Price           Aggregate Offering         Amount of
   Securities to be Registered     Registered(1)(2)     Per Unit or Share(2)(3)         Price(3)(4)        Registration Fee
   ---------------------------     ----------------     -----------------------     ------------------     ----------------
Debt securities................
Preferred stock................
Depositary shares(5)..........
Common stock...................                  --                          --        $500,000,000            $125,000
Warrants ......................
Units..........................

================================================================================

(1) If any debt securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $500,000,000. In no event will the aggregate initial offering price of debt securities, preferred stock, depositary shares, common stock, warrants and units issued under this registration statement, exceed $500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including the Euro.

(2) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended, (the "Securities Act").

(3) The proposed maximum offering price per unit or share will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.

(4) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act.

(5) Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and such shares will be issued to the depositary under the deposit agreement.

                             ----------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                    SUBJECT TO COMPLETION DATED APRIL 25, 2001

                                  $500,000,000

                           [Associated Banc-Corp Logo]

                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                                  COMMON STOCK
                                    WARRANTS
                                      UNITS

                             ----------------------

  WE WILL PROVIDE SPECIFIC TERMS OF THE ABOVE SECURITIES IN SUPPLEMENTS TO THIS
   PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT
                          CAREFULLY BEFORE YOU INVEST.

                             ----------------------

        THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                          OR ANY OTHER FEDERAL AGENCY.

                             ----------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE
          COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






                         This prospectus is dated , 2001

                               TABLE OF CONTENTS

                                                                PAGE
SUMMARY..........................................................1
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES.................3
WHERE YOU CAN FIND MORE INFORMATION ABOUT ASSOCIATED BANC-CORP...4
ASSOCIATED BANC-CORP.............................................5
USE OF PROCEEDS..................................................6
DESCRIPTION OF DEBT SECURITIES...................................7
DESCRIPTION OF PREFERRED STOCK..................................21
DESCRIPTION OF COMMON STOCK.....................................28
DESCRIPTION OF SECURITIES WARRANTS..............................29
DESCRIPTION OF UNITS............................................29
PLAN OF DISTRIBUTION............................................30
EXPERTS.........................................................31
LEGAL OPINIONS..................................................31

                                     SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read:

     o this prospectus, which explains the general terms of the securities we may offer;

     o the attached prospectus supplement, which gives the specific terms of the particular securities we are offering and may change or update information in this prospectus; and

     o the documents we have referred you to in "Where You Can Find More Information About Associated Banc-Corp" in this prospectus for information about our company and our financial statements.


ASSOCIATED BANC-CORP

     We are a registered corporation incorporated in Wisconsin which commenced operations in 1969 with the acquisition of three banks. At December 31, 2000, we owned nine commercial banks located in Illinois, Minnesota, and Wisconsin; we were the third largest commercial bank holding company headquartered in Wisconsin, measured by total assets; and we also owned 31 non-banking subsidiaries located in Arizona, California, Illinois, Nevada and Wisconsin.


THE SECURITIES WE MAY OFFER

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time up to $500,000,000 of any combination of the following securities, either separately or in units:

     o    debt securities;

     o    preferred stock;

     o    depositary shares;

     o    common stock; and

     o    warrants.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices, and terms of the securities being offered. The prospectus supplement may also add to, update, or change information contained in this prospectus.


DEBT SECURITIES

We may offer our unsecured general obligations by use of this prospectus, which may be senior or subordinated. The senior debt securities will have the same rank as all of our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment on our "senior indebtedness" (which is described below and which includes the senior debt securities). In addition, under certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, the subordinated debt securities will be entitled to payment only after the payment of claims relating to "other financial obligations." For the definitions of senior indebtedness and other financial obligations, see "Description of Debt Securities -- Subordinated Debt Securities -- Subordination" below.

The senior debt securities will be issued under an indenture between us and The Bank of New York, as trustee. The subordinated debt securities will be issued under an indenture between us and The Bank of New York, as trustee. We encourage you to read the indentures, which are exhibits to the registration statement, and our recent periodic and current reports filed with the SEC. Information about where to obtain copies of these documents are provided under the caption "Where You Can Find More Information About Associated Banc-Corp" in this prospectus.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of our debt securities will generally have a junior position to claims of creditors of our subsidiaries except to the extent that Associated Banc-Corp may be recognized, and receive payment, as a creditor of those subsidiaries. Claims of our subsidiaries' creditors other than Associated Banc-Corp include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper, and other short-term borrowings.


PREFERRED STOCK AND DEPOSITARY SHARES

We may issue our preferred stock, par value $1.00 per share, in one or more series. We will determine the dividend, voting, conversion, and other rights of the series being offered, and the terms and conditions relating to the offering and sale of the series, at the time of the offer and sale. We may also issue shares of preferred stock that will be represented by depositary shares and depositary receipts.


COMMON STOCK

We may issue our common stock, par value $0.01 per share. Subject to the rights of holders of our preferred stock, holders of our common stock are entitled to receive dividends when declared by our board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.


WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, or common stock, known as securities warrants. We may issue warrants independently or together with other securities.


UNITS

We may issue securities as part of a unit consisting of any combination of the securities described in this prospectus.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges are as follows for the periods shown:

                                                 YEAR ENDED DECEMBER 31,
                                          --------------------------------------
                                           2000    1999    1998    1997    1996
                                          ------  ------  ------  ------  ------
Earnings to Fixed Charges:
   Excluding Interest on Deposits ......   2.36x   3.23x   4.47x   2.54x   3.92x
   Including Interest on Deposits ......   1.42x   1.56x   1.56x   1.28x   1.44x

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. We did not have any shares of preferred stock outstanding during the periods shown above.

                    WHERE YOU CAN FIND MORE INFORMATION ABOUT
                              ASSOCIATED BANC-CORP

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

The SEC allows us to incorporate by reference into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

     o    Annual Report on Form 10-K for the year ended December 31, 2000; and

     o the description of our common stock contained in our registration statement filed under Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                              Associated Banc-Corp
                              1200 Hansen Road
                              Green Bay, WI  54304
                              920-491-7000
                              Attention: Jon Drayna

YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. WE ARE NOT MAKING AN OFFER OF SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT, OR ANY DOCUMENT INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE APPLICABLE DOCUMENT.

                              ASSOCIATED BANC-CORP

We are a registered bank holding company incorporated in Wisconsin which commenced operations in 1969 with the acquisition of three banks. At December 31, 2000, we owned nine commercial banks located in Illinois, Minnesota and Wisconsin; we were the third largest commercial bank holding company headquartered in Wisconsin, measured by total assets; and we also owned 31 non-banking subsidiaries located in Arizona, California, Illinois, Nevada, and Wisconsin.

Effective in the second quarter of 2001, we will merge all of the Wisconsin bank affiliates into a single national banking charter, headquartered in Green Bay, Wisconsin, under the name Associated Bank, National Association. Certain subsidiaries will also merge with and into the resultant bank, becoming departments of the Wisconsin national bank. At the completion of the foregoing mergers, we will have four commercial bank affiliates and 20 subsidiaries.

Through our affiliates, we provide a complete range of banking services to individuals and businesses. These services include checking, savings, and money market deposit accounts; business, personal, educational, residential and commercial mortgage loans; and other consumer-oriented financial services, including IRA and Keogh accounts, safe deposit and night depository facilities. Automated Teller Machines are installed in many locations in the affiliates' service areas. The affiliates are members of an interstate shared ATM network. Among the services designed specifically to meet the needs of businesses are various types of specialized financing, cash management services and transfer/collection facilities.

We provide advice and specialized services to our affiliates in banking policy and operations, including auditing, data processing, marketing/advertising, investing, legal/compliance, personnel services, trust services, risk management, facilities management, security, purchasing, treasury, finance, accounting and other financial services functionally related to banking. The boards of directors and officers of each of our affiliates retain responsibility for the management of those affiliates. We render our services to the affiliates in order to assist their local management and to expand the scope of services offered by them. At December 31, 2000, our bank affiliates provided services through 214 locations in 149 communities.


Advisory Services

Our trust company subsidiary and investment management subsidiary offer a wide variety of fiduciary, investment management, advisory, and corporate agency services to individuals, corporations, charitable trusts, foundations, and institutional investors. They also administer pension, profit sharing and other employee benefit plans, and personal trusts and estates.


Investment Services

Our investment subsidiaries provide discount and full-service brokerage services, including the sale of fixed and variable annuities, mutual funds, and securities to the affiliates' customers and the general public. Seven investment subsidiaries located in Nevada hold, manage, and trade cash, stocks, and securities transferred from the affiliates and reinvest investment income. Three additional investment subsidiaries formed in Nevada and headquartered and domiciled in the Cayman Islands provide investment services for their parent bank, as well as providing management of their respective Real Estate Investment Trust subsidiaries.

Insurance, Leasing and Appraisal Services

Our insurance subsidiaries provide commercial and individual insurance services and engage in reinsurance. Various life, property, casualty, credit and mortgage insurance products are available to the affiliates' customers and the general public. A leasing subsidiary provides lease financing for a variety of capital equipment for commerce and industry. An appraisal subsidiary provides real estate appraisals for customers, government agencies, and the general public.


Mortgage Banking and other Lending Services

Our mortgage banking subsidiaries are involved in the origination, servicing and warehousing of mortgage loans, and the sale of such loans to investors. Our primary focus is on commercial and one- to four-family residential and multi-family properties, which are generally saleable into the secondary mortgage market. The principal mortgage lending areas of these subsidiaries are Wisconsin and Illinois. We sell nearly all of our long-term, fixed-rate real estate mortgage loans in the secondary market and to other financial institutions, with our subsidiaries retaining the servicing of those loans.

Our affiliates and subsidiaries also originate and/or service consumer loans, business credit card loans and student loans. The credit card base and resulting loans are principally centered in the Midwest, whereas the other lending activities are primarily conducted in Wisconsin and Illinois. We entered into an agreement in April 2000 with Citibank USA ("Citi") for the acquisition of our retail credit card portfolio. That agreement, along with a five-year agency agreement entered into contemporaneously with Citi, provides for agent fees and other income on new and existing credit card business.



                                 USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, the financing of possible acquisitions, or business expansion. We may invest the net proceeds temporarily or apply them to repay short-term debt until we are ready to use them for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES


GENERAL

We have described below certain general terms that may apply to the debt securities issued pursuant to this prospectus. We will describe the particular terms of any debt securities we offer to you in the prospectus supplement relating to those debt securities.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture dated as of between us and The Bank of New York, as trustee, and we will issue the subordinated debt securities under a subordinated indenture dated as of between us and The Bank of New York, as trustee. The following summary of certain provisions of the indentures for the senior debt securities and the subordinated debt securities is not complete. You should refer to the indentures, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Neither of the indentures limits the amount of debt securities that we may issue. We also have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all "senior indebtedness" (as defined below under "Subordinated Debt Securities -- Subordination"). In addition, under certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, the subordinated debt securities will be junior to all "other financial obligations" (as defined below under "Subordinated Debt Securities - Subordination").

We are a bank holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that Associated Banc-Corp may be recognized, and receive payment, as a creditor of those subsidiaries. Claims of our subsidiaries' creditors other than Associated Banc-Corp include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper, and other short-term borrowings.

We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. We will specify in the prospectus supplement relating to a particular series of debt securities being offered the particular amounts, prices, and terms of those debt securities. These terms may include:

     o    the title and type of the debt securities;

     o any limit on the aggregate principal amount or aggregate initial offering price of the debt securities;

     o    the purchase price of the debt securities;

     o the dates on which the principal of the debt securities will be payable and the amount payable upon acceleration;

     o the interest rates of the debt securities, including the interest rates, if any, applicable to overdue payments, or the method for determining those rates, and the interest payment dates for the debt securities;

     o    the places where payments may be made on the debt securities;

     o any mandatory or optional redemption provisions applicable to the debt securities;

     o any sinking fund or similar provisions applicable to the debt securities;

     o the authorized denominations of the debt securities, if other than $1,000 and integral multiples of $1,000;

     o if denominated in a currency other than U.S. dollars, the currency or currencies, including the euro or other composite currencies, in which payments on the debt securities will be payable (which currencies may be different for principal, premium, and interest payments);

     o any conversion or exchange provisions applicable to the debt securities;

     o any events of default applicable to the debt securities (if not described in this prospectus); and

     o   any other specific terms of the debt securities.

We may issue some of the debt securities as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at a below-market rate and will be sold at a discount below their stated principal amount. The prospectus supplement will contain any special tax, accounting, or other information relating to original issue discount debt securities. If we offer other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, the prospectus supplement relating to those debt securities will also contain any special tax, accounting, or other information relating to those debt securities. Persons considering the purchase, ownership, or disposition of original issue discount debt securities or other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, should consult their own tax advisors concerning the United States federal income tax consequences to them from the purchase, ownership, or disposition of those securities in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

Unless otherwise specified in the prospectus supplement, we will issue the debt securities only in fully registered form without coupons. You will not be required to pay a service charge for any transfer or exchange of debt securities, but we may require payment of any taxes or other governmental charges.

Unless otherwise specified in the prospectus supplement, we will pay principal, premium, if any, and interest, if any, on the debt securities at the corporate trust office of the trustee in New York City. You may also make transfers or exchanges of debt securities at that location. We also have the right to pay interest on any debt securities by check mailed to the registered holders of the debt securities at their registered addresses. In connection with any payment on debt securities, we may require the holder to certify information to Associated Banc-Corp. In the absence of that certification, we may rely on any legal presumption to enable us to determine our responsibilities, if any, to deduct or withhold taxes, assessments, or governmental charges from the payment.

Neither of the indentures limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither of the indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization, or similar restructuring of Associated Banc-Corp.

The debt securities may be offered together with warrants to purchase additional debt securities, warrants to purchase shares of common stock or warrants to purchase shares of preferred stock. We may also issue debt securities exchangeable for or convertible into other series of our debt securities. The prospectus supplement will describe the specific terms of any of those warrants or exchangeable or convertible securities. It will also describe the specific terms of the debt securities issuable upon the exercise, exchange, or conversion of those securities. See "Description of Securities Warrants" below.


SENIOR DEBT SECURITIES

The senior debt securities will be direct, unsecured general obligations of Associated Banc-Corp, will constitute senior indebtedness of Associated Banc-Corp, and will have the same rank as our other senior indebtedness. For a definition of "senior indebtedness," see "Subordinated Debt Securities - Subordination" below.

    Limitation on Disposition of Stock of Principal Subsidiary Banks. The senior indenture contains a covenant by us that, so long as any of the senior debt securities are outstanding, neither we nor any of our wholly-owned subsidiaries will dispose of any shares of voting stock of our principal subsidiary banks, or any securities convertible into, or options, warrants, or rights to purchase, shares of voting stock of our principal subsidiary banks, except to Associated Banc-Corp or another of our wholly-owned subsidiaries. In addition, the covenant provides that neither we nor any of our wholly-owned subsidiaries will permit any of our principal subsidiary banks to issue any shares of its voting stock (other than directors' qualifying shares), or securities convertible into, or options, warrants, or rights to purchase, shares of its voting stock.

The above covenant is subject to our rights in connection with a consolidation or merger of Associated Banc-Corp with or into another person or a sale of our assets. The covenant also will not apply if:

          (1) (a) the disposition in question is made for fair market value, as determined by the board of directors of Associated Banc-Corp; and (b) after giving effect to the disposition, we and any one or more of our wholly-owned subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the principal subsidiary bank in question or any successor to that principal subsidiary bank, free and clear of any security interest; or

          (2) the disposition in question is made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction.

The above covenant also does not restrict any of our principal bank subsidiaries from being consolidated with or merged into another domestic banking corporation, if after the merger or consolidation, (A) Associated Banc-Corp, or its successor, and any one or more of our wholly owned subsidiaries own at least 80% of the voting stock of the resulting bank, and (B) no event of default, and no event which, after notice or lapse of time or both, would become an event of default, under the senior indenture shall have happened and be continuing.

The senior indenture defines the term "principal subsidiary bank" to mean any of our subsidiaries which is a commercial bank and which has total assets equal to 30 percent or more of the total consolidated assets of Associated Banc-Corp as of the date of our most recent audited consolidated financial statements. At present, none of our subsidiary banks constitute principal subsidiary banks under this definition. As used above, "voting stock" means a class of stock having general voting power under ordinary circumstances irrespective of the happening of a contingency. The above covenant would not prevent any of our principal subsidiary banks from engaging in a sale of assets to the extent otherwise permitted by the senior indenture.

     Events of Default. The senior indenture defines an event of default with respect to any series of senior debt securities as any one of the following events:

          (1) default in the payment of interest on any senior debt security of that series and continuance of that default for 30 days;

          (2) default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

          (3) default in the deposit of any sinking fund payment applicable to any senior debt security of that series and continuance of that default for 5 days;

          (4) failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

          (5) specified events of bankruptcy, insolvency, or reorganization of Associated Banc-Corp; and

          (6) any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration is required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series may annul the declaration.

We will describe in the prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

Subject to the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. The senior indenture provides that the holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the senior indenture.

The senior indenture includes a covenant requiring us to file annually with the trustee a certificate of no default or specifying any default that exists.

     Defeasance and Covenant Defeasance. The senior indenture contains a provision that, if made applicable to any series of senior debt securities, permits us to elect:

     o defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

     o covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

As used in the senior indenture, "U.S. government obligations" are:

          (1) direct obligations of the United States or of an agency or instrumentality of the United States, in either case that is guaranteed as a full faith and credit obligation of the United States and that is not redeemable by the issuer; and

          (2) certain depositary receipts with respect to an obligation referred to in clause (1).

As used in the senior indenture, "foreign government obligations" are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that is guaranteed as a full faith and credit obligation of such foreign government or governments and that is not redeemable by the issuer.

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of senior debt securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

     Modification and Waiver. The senior indenture provides that we, together with the trustee, may enter into supplemental indentures without the consent of the holders of senior debt securities to:

     o    evidence the assumption by another person of our obligations;

     o add covenants for the benefit of the holders of all or any series of senior debt securities;

     o    add any additional events of default;

     o add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

     o add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture or modify the rights of a holder of any senior debt security with such provision;

     o    secure any senior debt security;

     o    establish the form or terms of senior debt securities of any series;

     o    evidence the acceptance of appointment by a successor trustee; or

     o cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect;

Other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding senior debt security affected:

     o change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

     o reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

     o change the place or currency of payment of principal of (or premium if any) or the interest, if any, on such senior debt security;

     o impair the right to institute suit for the enforcement of any such payment on or with respect to any such senior debt security;

     o reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

     o modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and may waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.

    Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into Associated Banc-Corp, provided that:

          (1) the successor is a person organized under U.S. law;

          (2) the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

          (3) after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

          (4) other specified conditions are met.


SUBORDINATED DEBT SECURITIES

The subordinated debt securities will be direct, unsecured general obligations of Associated Banc-Corp. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization, to all other financial obligations. The subordinated indenture does not limit the amount of debt, including senior indebtedness, or other financial obligations we may incur.

Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See "Subordinated Debt Securities - Defaults and Waivers" below.

The holders of subordinated debt securities of a series that are specified to be convertible into our common stock or other securities will be entitled as specified in the applicable prospectus supplement to convert those convertible subordinated debt securities into common stock or such other securities, at the conversion price, at the times, and on the terms set forth in the prospectus supplement.

If so specified in the applicable prospectus supplement, the holders of subordinated debt securities of any series may be obligated at maturity, or at any earlier time specified in the prospectus supplement, to exchange that series of subordinated debt securities for capital securities. "Capital securities" may consist of our common stock, perpetual preferred stock, or other capital securities of Associated Banc-Corp acceptable to the Board of Governors of the Federal Reserve System, which is our primary federal banking regulator. The terms of any such exchange and of the capital securities that will be issued upon the exchange will be described in the applicable prospectus supplement. Whenever subordinated debt securities are exchangeable for capital securities, we will be obligated to deliver capital securities with a market value equal to the principal amount of those subordinated debt securities. In addition, we will unconditionally undertake, at our expense, to sell the capital securities in a secondary offering on behalf of any holders who elect to receive cash for the capital securities.

     Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.

As used in this prospectus, "senior indebtedness" means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us, whether outstanding on the date the subordinated indenture became effective or created, assumed, or incurred after that date (including all indebtedness for money borrowed by another person that we guarantee). However, senior indebtedness does not include indebtedness that is stated in its terms not to be superior to or to have the same rank as the subordinated debt securities.

The subordinated indenture defines "other financial obligations" to mean all indebtedness of Associated Banc-Corp for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as or not to rank senior to the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.

No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities may be made if there shall have occurred and be continuing:

     o a default in the payment of principal of (or premium, if any) or interest on senior indebtedness, or

     o an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof;

or if any judicial proceeding shall be pending with respect to any such default.

In addition, upon our dissolution, winding-up, liquidation, or reorganization:

     o we must pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities, and

     o if, after we have made those payments on the senior indebtedness, there are amounts available for payment on the subordinated debt securities and creditors who hold other financial obligations have not received their full payments, then we will first use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

     No Limitation on Disposition of Voting Stock of Principal Subsidiary Bank. The subordinated indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of our subsidiary banks, or securities convertible into, or options, warrants, or rights to purchase shares of, voting stock of our subsidiary banks. The subordinated indenture also does not prohibit our subsidiary banks from issuing any shares of their voting stock or securities convertible into, or options, warrants, or rights to purchase shares of their voting stock.

     Events of Default. The subordinated indenture defines an event of default with respect to any series of subordinated debt securities as any one of the following events:

          (1) default in the payment of interest on any subordinated debt security of that series and continuance of that default for 30 days;

          (2) default in the payment of principal of, or premium, if any, on, any subordinated debt security of that series at maturity;

          (3) default in the deposit of any sinking fund payment applicable to any subordinated debt security of that series and continuance of that default for 5 days;

          (4) failure by us for 60 days after notice to perform any of the other covenants or warranties in the subordinated indenture applicable to that series;

          (5) specified events of bankruptcy, insolvency, or reorganization of Associated Banc-Corp; and

          (6) any other event of default specified with respect to subordinated debt securities of that series.

Upon the occurrence of specified events of bankruptcy, insolvency, or reorganization, the principal amount (or, if the subordinated debt securities of that series are original issue discount subordinated debt securities, a specified portion of the principal amount) of the outstanding subordinated debt securities of a series will become due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding subordinated debt securities of that series may annul the acceleration. The right of the holders of the subordinated debt securities of a series to demand payment in cash upon the occurrence and continuance of an event of default continues to exist so long as the subordinated debt securities of that series have not been exchanged or converted.

Unless otherwise provided in the terms of a series of subordinated debt securities, there is no right of acceleration of the payment of principal of the subordinated debt securities of that series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture. In the event of a default in the payment of interest or principal (including a default in the delivery of any capital securities in exchange for subordinated debt securities) or in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture, the trustee may, subject to specified limitations and conditions, seek to enforce that payment (or delivery) or the performance of that covenant or agreement.

Subject to the duty of the trustee to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the subordinated indenture at the request or direction of any of the holders of the subordinated debt securities, unless those holders have offered the trustee security or indemnity reasonably satisfactory to the trustee. Subject to that provision for security or indemnity, the holders of a majority in principal amount of the subordinated debt securities of any series then outstanding have the right to direct the time, method, and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the subordinated debt securities of that series.

The subordinated indenture includes a covenant requiring us to file annually with the trustee a certificate of no default or specifying any default that exists.

     Defeasance and Covenant Defeasance. The subordinated indenture contains a provision that, if made applicable to any series of subordinated debt securities, permits us to elect defeasance and/or covenant defeasance under the same terms described above in "Senior Debt Securities - Defeasance and Covenant Defeasance."

     Modification and Waiver. The subordinated indenture contains provisions providing for the amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the same terms described above in "Senior Debt Securities-Modification and Waiver". Additionally, no modification or amendment to the subordinated indenture may, without the consent of the holder of each outstanding subordinated debt security affected:

     o modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities; or

     o    adversely affect the right to convert any subordinated debt security.

     Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into Associated Banc-Corp under the same terms described above in "Senior Debt Securities - Consolidation, Merger, and Sale of Assets."


INFORMATION CONCERNING THE TRUSTEE

Associated Banc-Corp and some of our subsidiaries maintain deposits and conduct other banking transactions with the trustee under each of the senior indenture and the subordinated indenture in the ordinary course of business.


GOVERNING LAW

The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

PERMANENT GLOBAL DEBT SECURITIES

We may issue series of the debt securities as permanent global debt securities and deposit them with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company ("DTC") will act as depositary.

Each permanent global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, permanent global debt securities are not exchangeable for definitive, certificated debt securities.

Only institutions that have accounts with DTC or its nominee ("DTC participants") or persons that may hold interests through DTC participants may own beneficial interests in a permanent global debt security. DTC will maintain records reflecting ownership of beneficial interests by DTC participants in the permanent global debt securities and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the permanent global debt securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the debt securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in definitive form. Those laws may impair your ability to transfer beneficial interests in a permanent global debt security.

DTC has advised us that upon the issuance of a permanent global debt security and the deposit of that permanent global debt security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by that permanent global debt security to the accounts of DTC participants.

We will make payment of principal of, and interest on, debt securities represented by a permanent global debt security to DTC or its nominee, as the case may be, as the registered owner and holder of the permanent global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a permanent global debt security, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that permanent global debt security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a permanent global debt security held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Neither Associated Banc-Corp, the trustee, nor any of our other agents will have any responsibility or liability for any aspect of the records of DTC, any nominee, or any DTC participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising, or reviewing any of the records of DTC, any nominee, or any DTC participant relating to those beneficial interests.

A permanent global debt security is exchangeable for definitive debt securities registered in the name of a person other than DTC or its nominee only if:

          (1) DTC notifies us that it is unwilling or unable to continue as depositary for that permanent global debt security or DTC ceases to be registered under the Securities Exchange Act of 1934;

          (2) we determine in our discretion that the permanent global debt security will be exchangeable for definitive debt securities in registered form; or

          (3) there has occurred and is continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities of any series and holders of not less than a majority in principal amount of the debt securities of such series request definitive debt securities.

Any permanent global debt security that is exchangeable as described in the preceding sentence will be exchangeable in whole for definitive, certificated debt securities in registered form, of like tenor, and of an equal aggregate principal amount as the permanent global debt security, in denominations of $1,000 and integral multiples of $1,000 (or in denominations and integral multiples as otherwise specified in the applicable prospectus supplement). The registrar will register the definitive debt securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the permanent global debt security. We will make payment of any principal and interest on the definitive debt securities and will register transfers and exchanges of those definitive debt securities at the corporate trust office of the respective transfer agent and registrar in the Borough of Manhattan, The City of New York. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the debt securities.

Except as provided above, as an owner of a beneficial interest in a permanent global debt security, you will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered a holder of debt securities for any purpose under either of the indentures. No permanent global debt security will be exchangeable except for another permanent global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the permanent global debt security or the senior indenture or subordinated indenture, as the case may be.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a permanent global debt security desires to take any action that a holder is entitled to take under the debt securities or the indentures, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Securities Exchange Act of 1934. DTC was created to hold securities of DTC participants and to facilitate the clearance and settlement of securities transactions among DTC participants in those securities through electronic book-entry changes in accounts of the DTC participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

If specified in a prospectus supplement to this prospectus with respect to a particular series, investors may elect to hold interests in a particular series of debt securities outside the United States through Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear System ("Euroclear"), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers' securities accounts in the depositaries' names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations and may include the underwriters for a particular offering of debt securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to permanent global debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). The Euroclear Operator conducts all Euroclear operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.

The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters for a particular offering of debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator holds all securities in Euroclear on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to permanent global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.


GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

Unless otherwise specified in a prospectus supplement with respect to a particular series of permanent global debt securities, initial settlement for permanent global debt securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules and accordingly secondary market trades will settle in immediately available funds using DTC's same day funds settlement system.

If the prospectus supplement specifies that interests in the permanent global debt securities may be held through Clearstream or Euroclear, Clearstream and/or Euroclear participants will conduct secondary market trading with other Clearstream and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Then secondary market trades will settle using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear participants on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in permanent global debt securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.


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


Because of time-zone differences, credits of interests in permanent global debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in permanent global debt securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in permanent global debt securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in permanent global debt securities among DTC participants, Clearstream, and Euroclear, they are under no obligation to perform those procedures, and those procedures may be discontinued at any time.


                         DESCRIPTION OF PREFERRED STOCK


GENERAL

Under our articles of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 750,000 shares of preferred stock, $1.00 par value per share, in one or more series, and to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions of each series. We may amend our articles of incorporation to increase the number of authorized shares of preferred stock in a manner permitted by our articles of incorporation and the Wisconsin Business Corporation Law.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities." In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a "controlling influence" over Associated Banc-Corp, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

     o    the number of shares being offered;

     o    the title and liquidation preference per share;

     o    the purchase price;

     o    the dividend rate or method for determining that rate;

     o    the dates on which dividends will be paid;

     o whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

     o    any applicable redemption or sinking fund provisions;

     o    any applicable conversion provisions;

     o whether we have elected to offer depositary shares with respect to that series of preferred stock; and

     o any additional dividend, liquidation, redemption, sinking fund, and other rights and restrictions applicable to that series of preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred stock. The following summary is not complete. You should also refer to our articles of incorporation and to our articles of amendment relating to the series of the preferred stock being offered for the complete terms of that series of preferred stock. Our articles of incorporation is filed as an exhibit to the registration statement. We will file the certificate of designations with the SEC promptly after the offering of the applicable series of preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable, except for certain statutory liabilities which may be imposed by Section 180.0622(2)(6) of the Wisconsin Business Corporation Law for unpaid obligations to employees for services rendered to us. Unless otherwise specified in the applicable prospectus supplement, in the event we liquidate, dissolve, or wind-up our business, each series of preferred stock being offered will have the same rank as to dividends and distributions as each other series of preferred stock we may offer in the future by use of this prospectus and will rank senior as to dividends and distributions to all classes of common stock. The preferred stock will have no preemptive rights.


DIVIDEND RIGHTS

If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books (or, if applicable, the records of the depositary referred to below under "Depositary Shares") on record dates determined by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If our board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period.

We may not declare or pay any dividend on any series of preferred stock, unless, for the dividend period commencing after the immediately preceding dividend payment date, we have previously declared and paid or we contemporaneously declare and pay full dividends, including cumulative dividends still owing, if any, on any other series of preferred stock that ranks equally with or senior to that series of preferred stock. If we do not pay the dividends on those equally and senior ranking series in full, we may only declare dividends pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other equally or senior ranking series of preferred stock will bear to each other the same ratio that accrued dividends per share on that series of preferred stock and those other series bear to each other. In addition, generally, unless we have paid full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of preferred stock, we may not declare or pay dividends on our common stock and generally we may not redeem or purchase any common stock. We will not pay interest or any sum of money in lieu of interest on any dividend payment or payments that may be in arrears on any series of preferred stock being offered.

For each dividend period of preferred stock being offered by use of this prospectus and an applicable prospectus supplement, we will compute the amount of dividends payable by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.


RIGHTS UPON LIQUIDATION

In the event we liquidate, dissolve, or wind-up our affairs, either voluntarily or involuntarily, you will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation, or winding-up of our business or affairs.


REDEMPTION

The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates, the redemption prices for that series, and whether those redemption prices will be paid in cash, stock, or a combination of cash and stock, will be set forth in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that, if our capital stock is not sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the prospectus supplement.

If we are redeeming fewer than all the outstanding shares of any series of preferred stock being offered, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the board of directors determines to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption, and all rights of the holders of those shares, except the right to receive the redemption price, will cease.

In the event that we fail to pay full dividends, including accrued but unpaid dividends, if any, on any series of preferred stock being offered, we may not redeem that series in part and we may not purchase or acquire any shares of that series of preferred stock, except by an offer made on the same terms to all holders of that series of preferred stock.


CONVERSION RIGHTS

The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock. As described under "-- Redemption" above, under certain circumstances, preferred stock may be mandatorily convertible into our common stock or another series of our preferred stock.


VOTING RIGHTS

Except as indicated below or in the prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock being offered will not be entitled to vote. Except as indicated in the applicable prospectus supplement, in the event we offer full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. However, as more fully described below under "-- Depositary Shares," if we use this prospectus to offer depositary shares representing a fraction of a share of a series of preferred stock, each depositary share, in effect, will be entitled to that fraction of a vote, rather than a full vote. Because each full share of any series of preferred stock being offered will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.


DEPOSITARY SHARES

     General. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. We will specify that fraction in the prospectus supplement.

The shares of any series of preferred stock underlying the depositary shares offered by use of this prospectus and any prospectus supplement will be deposited under a deposit agreement between us and a depositary selected by us. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption, conversion, and liquidation rights.

The depositary shares offered by use of this prospectus and any prospectus supplement will be evidenced by depositary receipts issued under the deposit agreement. We will issue depositary receipts to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following summary of the deposit agreement,


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


the depositary shares, and the depositary receipts is not complete. We will file the forms of the deposit agreement and depositary receipts with the SEC promptly after the offering of the depositary shares.

     Dividends and Other Distributions. For any series of preferred stock that is represented by depositary shares, the depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary shares in proportion to the number of depositary shares owned by those holders.

If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

     Redemption of Depositary Shares. For any series of preferred stock that is represented by depositary shares, whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata or by any other equitable method as determined by the depositary.

Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

     Voting the Preferred Stock. For any series of preferred stock that is represented by depositary shares, upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder's depositary shares. The depositary make a reasonable attempt, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

     Amendment and Termination of the Deposit Agreement. We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time regarding any depositary shares offered by use of this prospectus and any prospectus supplement. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if:

     o    all outstanding depositary shares have been redeemed; or

     o there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution, or winding up and the preferred stock has been distributed to the holders of depositary receipts.

     Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares offered by use of this prospectus and any prospectus supplement. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes and governmental charges and other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

     Resignation and Removal of Depositary. The depositary for the depositary shares offered by use of this prospectus and any prospectus supplement may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time by delivering a notice to the depositary of our intention to do so. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

     Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performing in good faith our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons we believe to be competent and on documents we believe to be genuine.


PERMANENT GLOBAL PREFERRED SECURITIES

We may issue certain series of the preferred stock or depositary shares as permanent global securities and deposit them with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to preferred stock or depositary receipts issued in permanent global form and for which DTC acts as the depositary.

Each permanent global preferred security will be deposited with, or on behalf of, DTC or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, permanent global preferred securities are not exchangeable for definitive, certificated preferred stock or depositary receipts.

Only DTC participants or persons that may hold interests through DTC participants may own beneficial interests in a permanent global preferred security. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the permanent global preferred securities and transfers of those interests. DTC participants will maintain records evidencing ownership of beneficial interests in the permanent global preferred securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the preferred stock or depositary shares, as the case may be, represented by a permanent global preferred security. If you purchase an interest in a permanent global preferred security, you will not receive written confirmation from DTC of your purchase, but we do expect you to receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the DTC participants through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in definitive, certificated form. Those laws may impair your ability to transfer beneficial interests in a permanent global preferred security.

DTC has advised us that upon the issuance of a permanent global preferred security and the deposit of that permanent global preferred security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective number of shares represented by that permanent global preferred security to the accounts of DTC participants.

We will make payments on preferred stock and depositary shares represented by a permanent global preferred security to DTC or its nominee, as the case may be, as the registered owner and holder of the permanent global preferred security representing the preferred stock or depositary shares. DTC has advised us that upon receipt of any payment on a permanent global preferred security, DTC will immediately credit accounts of DTC participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in that permanent global preferred security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a permanent global preferred security held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Neither we nor any of our agents will be responsible for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a permanent global preferred security, or for maintaining, supervising, or reviewing any of the records of DTC, any nominee, or any DTC participant relating to those beneficial interests.

A permanent global preferred security is exchangeable for definitive, certificated preferred stock or depositary receipts, as the case may be, registered in the name of a person other than DTC or its nominee, only if:

          (1) DTC notifies us that it is unwilling or unable to continue as depositary for the permanent global preferred security or DTC ceases to be registered under the Securities Exchange Act of 1934; or

          (2) We determine in our discretion that the permanent global preferred security will be exchangeable for certificated preferred stock or depositary receipts, as the case may be.

Any permanent global preferred security that is exchangeable in accordance with the preceding sentence will be exchangeable in whole for definitive, certificated preferred stock or depositary receipts, as the case may be, registered by the registrar in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in that permanent global preferred security.

Except as provided above, as an owner of a beneficial interest in a permanent global preferred security, you will not be entitled to receive physical delivery of certificates representing shares of preferred stock or depositary shares, as the case may be, and will not be considered the holder of preferred stock or depositary shares, as the case may be. No permanent global preferred security will be exchangeable except for another permanent global preferred security to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder of preferred stock or depositary shares, as the case may be.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a permanent global preferred security desires to take any action that a holder of preferred stock or depositary shares, as the case may be, is entitled to take, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.


                           DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue up to 100,000,000 shares of common stock. As of December 31, 2000, we had 66,116,209 shares of common stock issued (including 285,948 shares held in treasury) and had reserved approximately 3,253,120 shares of common stock for issuance under various employee or director incentive, compensation, and option plans.

The following summary is not complete. You should refer to the applicable provisions of our articles of incorporation and to the Wisconsin Business Corporation Law for a complete statement of the terms and rights of our common stock.

     Dividends. Holders of common stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders of our preferred stock.

     Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock under their respective certificates of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Holders of shares of our common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

     Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after we have paid in full all of our debts and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.

     Miscellaneous. The issued and outstanding shares of common stock are fully paid and nonassessable, except for certain statutory liabilities which may be imposed by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law for unpaid obligations to employees for services rendered to us. Holders of shares of our common stock are not entitled to preemptive rights. Our common stock is not


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


convertible into shares of any other class of our capital stock. First Chicago Trust Company, a division of Equiserv is the transfer agent, registrar and dividend disbursement agent for our common stock.


                       DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants for the purchase of debt securities, preferred stock, or common stock. We may issue securities warrants independently or together with debt securities, preferred stock, common stock, or other securities. Each series of securities warrants will be issued under a separate securities warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation to, or relationship of agency or trust for or with, any registered holders or beneficial owners of securities warrants. This summary of certain provisions of the securities warrants and the securities warrant agreement is not complete. You should refer to the securities warrant agreement relating to the specific securities warrants being offered, including the forms of securities warrant certificates representing those securities warrants, for the complete terms of the securities warrant agreement and the securities warrants. We will file that securities warrant agreement, together with the form of securities warrants, with the SEC promptly after the offering of the specific securities warrants.

Each securities warrant will entitle the holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the prospectus supplement. After the close of business on the expiration date of the securities warrants, unexercised securities warrants will become void. We will also specify in the prospectus supplement the place or places where, and the manner in which, securities warrants may be exercised.

Prior to the exercise of any securities warrants, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock, as the case may be, purchasable upon exercise of those securities warrants, including, (1) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, and premium, if any, or interest, if any, on those debt securities or to enforce covenants in the senior indenture or subordinated indenture, as the case may be, or (2) in the case of securities warrants for the purchase of preferred stock or common stock, the right to receive payments of dividends, if any, on that preferred stock or common stock or to exercise any applicable right to vote.


                              DESCRIPTION OF UNITS

We may issue securities as part of a unit consisting of any combination of the securities described in this prospectus. The terms of a series of units may be described in a unit agreement between us and a bank or trust corporation, as unit agent. The applicable prospectus supplement will describe the specific terms of any units.

                              PLAN OF DISTRIBUTION

We may sell the debt securities, preferred stock, depositary shares, common stock, or securities warrants being offered by use of this prospectus:

     o    through underwriters;

     o    through dealers;

     o    through agents; or

     o    directly to purchasers.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If we utilize underwriters in an offering of securities using this prospectus, we will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If we utilize underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If we utilize a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

We may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

Underwriters, dealers, or agents participating in a distribution of securities by use of this prospectus may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

We may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

Underwriters, dealers, agents, or their affiliates may be customers of, engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

We may also use this prospectus to directly solicit offers to purchase securities. Except as set forth in the applicable prospectus supplement, none of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

We may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions, and other institutions that we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.


                                     EXPERTS

The consolidated financial statements of Associated Banc-Corp as of December 31, 2000 and December 31, 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

Reinhart, Boerner, Van Deuren, Norris & Rieselbach, S.C., will provide an opinion for us regarding the validity of the offered securities and Simpson Thacher & Bartlett, New York, New York will provide such an opinion for the underwriters or agents, if any, for a particular offering. Simpson Thacher & Bartlett may rely, as to matters of Wisconsin law, on the opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, S.C. and Reinhart, Boerner, Van Deuren, Norris & Rieselbach, S.C. may rely, as to matters of New York law, on the opinion of Simpson Thacher & Bartlett.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses payable by Associated Banc-Corp in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions) are as follows:

     SEC registration fee..................................       $125,000
     Printing and engraving expenses.......................         20,000
     Accounting fees and expenses..........................         10,000
     Legal fees and expenses...............................        125,000
     Blue Sky fees and expenses............................         12,000
     Trustee's expenses....................................         10,000
     Miscellaneous.........................................         10,000
                                                                  --------
        Total..............................................       $312,000
                                                                  ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is incorporated under the Wisconsin Business Corporation Law (the "WBCL"). Under Section 180.0851 of the WBCL, the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant, unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's article of incorporation, bylaws, a written agreement between the director or officer and the Registrant or a resolution of the Board of Directors or adopted by majority vote of the Registrant's shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses, and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale, or purchase of securities.

     The Registrant's Articles of Incorporation contains no provisions in relation to the indemnification of directors and officers of the Registrant.

     Article XI of the Registrant's Bylaws ("Article XI") authorizes indemnification of officers and directors of the Registrant consistent with the description of the indemnification provisions in Section 180.0851 of the WBCL as described above. Article XI provides that the Registrant shall indemnify a director, officer, employee or agent of the Registrant to the extent such individual has been successful on the merits or otherwise in the defense of any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, arbitration, or other proceeding, whether formal or informal (including, but not limited to, any act or failure to act alleged or determined (i) to have been negligent, (ii) to have violated the Employee Retirement Income Security Act of 1974; or (iii) to have violated Sections 180.0832, 180.0833, and 180.1202 of the WBCL, or any successor thereto, regarding loans to directors, unlawful distributions and distributions of assets, which involves foreign, federal, state or local law and which is brought by or in the right of the Registrant or by any other person or entity, to which the director, officer, employee, or agent was a party because he or she is a director, officer, employee, or agent. In all other cases, the Registrant shall indemnify a director, officer, employee, or agent of the Registrant against liability and expenses incurred by such person in a proceeding unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Registrant under the circumstances described above as set forth in Section 180.0851 of the WBCL. Article XI defines a "director, officer, employee or agent" as (i) a natural person who, is or was a director, officer, employee or agent of the Registrants; (ii) a natural person who, while a director, officer, employee or agent of the Registrant, is or was serving either pursuant to the Registrant's specific request or as a result of the nature of such person's duties to the Registrant as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust, or other enterprise; (iii) a person who, while a director, officer, employee or agent of the Registrant, is or was serving an employee benefit plan because his or her duties to the Registrant also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan; and (iv) unless the context requires otherwise, the estate or personal representative of a director, officer, employee, or agent.

     All officers, directors, employees, and agents of controlled subsidiaries of the Registrant shall be deemed for purposes or Article XI to be serving as such officers, directors, employees, and agents at the request of the Registrant. The right to indemnification granted to such officers and directors by Article XI is not subject to any limitation or restriction imposed by any provision of the Articles of Incorporation or Bylaws of a controlled subsidiary. For purposes of Article XI, a "controlled subsidiary" means any corporation at least 80% of the outstanding voting stock of which is owned by the Registrant or another controlled subsidiary of the Registrant.

     Upon written request by a director, officer, employee, or agent who is a party to a proceeding, the Registrant shall pay or reimburse his or her reasonable expenses as incurred if the director, officer, employee, or agent provides the Registrant with: (i) a written affirmation of his or her good faith belief that he or she is entitled to indemnification under Article XI; and (ii) a written undertaking to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under Article XI is prohibited. The Registrant shall have the power to purchase and maintain insurance on behalf of any person who is a director, officer, employee, or agent against any liability asserted against or incurred by the individual in any such capacity arising out of his or her status as such, regardless of whether the Registrant is required or authorized to indemnify or allow expenses to the individual under Article XI.

     The right to indemnification under Article XI may be amended only by a majority vote of the shareholders and any reduction in the right to indemnification may only be prospective from the date of such vote.


ITEM 16.  EXHIBITS

     See Exhibit Index.


ITEM 17.  UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Associated Banc-Corp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Green Bay, Wisconsin on April 25, 2001.

                                       ASSOCIATED BANC-CORP


                                       By: /s/ Robert C. Gallagher
                                           ------------------------------------
                                           ROBERT C. GALLAGHER
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER



          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON APRIL 25, 2001.

         SIGNATURE                             TITLE                            DATE
         ---------                             -----                            ----
   /s/ Robert C. Gallagher
-----------------------------
     Robert C. Gallagher           President, Chief Executive Officer,            *
                                   and Director

    /s/ Joseph B. Selner
-----------------------------
      Joseph B. Selner             Chief Financial Officer, Principal             *
                                   Financial Officer, and Principal
                                   Accounting Officer


       /s/ H.B. Conlon
-----------------------------
         H.B. Conlon               Chairman and Chief Executive Officer           *


              *
-----------------------------
    Robert S. Gaiswinkler          Director                                       *


              *
-----------------------------
       Ronald R. Harder            Director                                       *



-----------------------------
    William R. Hutchinson          Director


              *
-----------------------------
     Robert P. Konopacky           Director                                       *


              *
-----------------------------
       George R. Leach             Director                                       *



-----------------------------
         John C. Meng              Director


              *
-----------------------------
       J. Douglas Quick            Director                                       *


              *
-----------------------------
      John C. Seramur              Director                                       *

         SIGNATURE                             TITLE                            DATE
         ---------                             -----                            ----

              *                                                                   *
-----------------------------
       John H. Sproule             Director



*By: /s/ Brian R. Bodager
     ------------------------
     Brian R. Bodager,
     Attorney-in-fact                                                       April 25, 2001

                                  EXHIBIT INDEX


EXHIBIT
  NO.                                DOCUMENT
-------                              --------
1(a)     Form of Underwriting Agreement (Debt Securities). *

1(b)     Form of Underwriting Agreement (Equity Securities).*

3(a) Articles of Incorporation, as amended and restated, incorporated by reference to Exhibit 3(a) of the Registrant's Annual Report on Form 10-K filed for the year ended December 31, 1997, SEC File No. 0-5519

3(b) Bylaws, as amended, incorporated by reference to Exhibit 3(b) of the Registrant's Annual Report on Form 10-K filed for the year ended December 31, 1997, SEC File No. 0-5519.

4(a)     Form of Certificate for Shares of Common Stock

4(b)     Form of Certificate of Designation for Preferred Stock*

4(c) Form of Senior Debt Securities Indenture between Associated Banc-Corp and The Bank of New York.

4(d) Form of Subordinated Debt Securities Indenture between Associated Banc-Corp and The Bank of New York.

4(e)     Form of Senior Debt Securities (included in 4(c) above).

4(f)     Form of Subordinated Debt Securities (included in 4(d) above).

4(g)     Form of Deposit Agreement.*

4(h) Form of Depositary Receipt for Depositary Shares (included in 4(g) above).*

4(i)     Form of Debt Securities Warrant Agreement. *

4(j)     Form of Preferred Stock Warrant Agreement.*

4(k)     Form of Common Stock Warrant Agreement.*

4(l)     Form of Unit Agreement.*

5(a) Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, S.C. regarding legality of issuance of the Registrant's securities.

12       Computation of Ratio of Earnings to Fixed Charges.

23(a)    Consent of KPMG LLP.

23(b) Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, S.C. (incorporated by reference to Exhibit 5(a)).

24       Powers of Attorney.

25(a) Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Indenture.

25(b) Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Subordinated Indenture.

--------------
* To be filed by amendment or as an exhibit to a Current Report on Form 8-K.